UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

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Coastal Banking Company, Inc.

(Exact name of registrant as specified in its charter)

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South Carolina	000-28333	58-2455445
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina, 29902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 522-1228

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Ron Anderson announced his retirement as a director of Coastal Banking Company, Inc. (the “Company”) and its subsidiary, CBC National Bank (the “Bank”), effective on December 31 2008.  His service as a member of the Executive Compensation and Management Resources Committee and the Corporate Governance and Nominating Committee will also terminate upon his retirement as a director.  Mr. Anderson has advised the Company that his retirement was not due to any disagreement with the Company.  The Company expects that the vacancy resulting from Mr. Anderson’s retirement will be filled following the completion of a search by the Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

By:	/s/ MICHAEL SANCHEZ
Michael Sanchez President and Chief Executive Officer

Dated: December 18, 2008